Termination Agreement

AGREEMENT

Between

JOHN HARRIS (JH)

And

PENINSULA HOLDINGS LTD. (P)

AND

LISA RAMAKRISHNAN (LR)

VANTAGE HEALTH LIMITED (VH)

MOXISIGN (PTY) LTD

AND

VANTAGE HEALTH TANZANIA LTD.

IT IS RECORDED THAT:

1.	P entered an agreement to provide the services of a CEO to VH and/or its subsidiaries.

2.	P and VH have agreed to end their agreement, and they and the other parties have in fact settled all outstanding issues between the parties.

3.	AND WHEREAS the parties wish to record their comprehensive agreement relating to the above service agreement, and all other ancillary agreements or claims between the parties, on the terms and-conditions contained herein, inter alia to protect and promote each parties wellbeing;

WHEREFORE IT IS AGREED AS FOLLOWS:

1.	The service agreement between P and VH (and/or any of its subsidiaries) and all other agreements between the respective parties are hereby terminated and of no further force and effect save as set out herein, without any admission of fault or breach on either side.

2.	P and JH acknowledge ,that

1.	they have no claim to any shares or other equity in VH or its subsidiaries, and
2.	agree to sign a letter of resignation of all offices if required,
3.	sign over in cession all or any loan' accounts in VH or its subsidiaries they may have in their favour; and·
4.	warrant that they have no other assets or data belonging to VH in their possession or under their control, save that pertinent to the issues in Paragraph 9 below;
5.	the parties record JH has returned the PC, IPad and all documents already to VH.

3.	VH on receipt of the signed, documents referred to above shall pay into the nominated account of P an agreed amount of US$ 32 000.00 in lieu of salary and/or any other claims of whatsoever nature P and/or JH may have to date hereof against VH, its subsidiaries, and/or any of the office bearers thereof, and/or against LR in her personal capacity.

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4.	It is recorded that P is an entity registered offshore, P and JH warrant that they shall be jointly liable for any tax payable on such amount, if any.

5.	P and JH both confirm that, on payment of the said amount in full, they will neither of them have any further claims against any of the other parties hereto, and such payment is in full and final settlement of all such claims of whatsoever nature between the parties.

6.	Payment shall be made as follows:

1.	50% within seven days of signature;
2.	10% on 15 May 2012 and each succeeding month thereafter on the 15th day thereof until paid in full.

7.	Should payment by VH not be made as undertaken, and after seven days notice to the attorney of VH for VH to. rectify and pay what is due, P or JH shall be entitled to claim any further amounts they can prove due to them as at date of signature of this agreement against VH, which shall be deemed to have then revived for purposes hereof.

8.	VH, its subsidiaries and LR waive all and any claim against JH and/or P they may have arising out of the service agreement or any other cause to date, be such claim contractual, delictual/tort, criminal or statutory, or otherwise.

9.	VH warrants that it will hold a proper investigation into alleged improper transactions in its Tanzanian operations, and remove from office or influence the perpetrator/s thereof, including Directors.

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10.	LR shall sign a letter of withdrawal of all or any charges, criminal or civil, against JH, and warrants that she will not institute any other arising before day of signing hereof;

11.	Should JH ever work for or advise in any way VH in future, he shall, besides any remuneration ageed upon, be entitled to 200,000 shares in VH, to be registered in his name.

12.	The parties agree to arrange on reasonable terms a Facilitator and to attend 5 (Five) Sessions with the Facilitator to process the events of their relationship and aim towards ending their relationship in a satisfactory way and effect closure, and agree to conduct such with respect and civility.

13.	This settlement includes an undertaking by each party not to disparage any party hereto, or ridicule them, or make any wounding or damaging allegations about them of whatsoever nature, and an undertaking not to disclose the terms or' this agreement, or of the issues that arose between the parties giving rise hereto, or of any confidential information exchanged . between the parties, or trader contacts, secrets, know-how or the like, howsoever arising, and in whatever form of communication imaginable.

14.	Save as set out above, JH and P on the one side, and VH and its subsidiaries on the other, with LR, acknowledge that they have no further claim of whatsoever nature against the other side jointly or severally arising out of or in connection with the said service and related agreements. Once payment made arid the necessary documents signed in terms of the above, such will be in full and final settlement of all claims between the parties.

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15.	This agreement contains the whole agreement between the PARTIES, and no variation not set down in writing and signed by both the. PARTIES shall be of any force and effect. No representation by either party not contained herein shall be of any force and effect, unless reduced to writing hereafter and signed by both parties.

16.	For the purposes of this agreement the PARTIES chose as their domicilium citandi et executandi the addresses set out below against signature, and this is where any notice or process in terms hereof may be sent or served.

SIGNED AT Cape Town ON THE 14th DAY OF April 2011

/s/ Lisa Ramakrishnan

FOR VANTAGE HEALTH LIMITED AND

ITS SUBSIDIARIES Moxi and VHTan, AND

LR PERSONALLY

c/o Louis Herber Attorneys

Name: Lisa Ramakrishnan

Address: 9th Floor 74 Shortmarket Street Cape Town

(Who warrants by his signature hereto that he is authorised to sign its/their behalf)

SIGNED AT Cape Town ON THE 14th DAY OF April 2011

/s/ John Harris

FOR JH PERSONALLY

AND FOR P

Name: John Harris

Address: 3 Bodrun Close NOORDHOEK CAPE.

(Who warrants by his signature hereto that he is authorised to sign its/their behalf)

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